Exhibit 5.1

April 13, 2012

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor S.A.

74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S.

Luxembourg B97483

Re:	Registration Statement on Form S-3 filed by MagnaChip Semiconductor Corporation

Ladies and Gentlemen:

We have acted as counsel for MagnaChip Semiconductor Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale from time to time, on a delayed or continuous basis, by certain stockholders of the Company (“Selling Stockholders”) of 20,233,578 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company held by the Selling Stockholders (the “Purchased Shares”) and 555,961 shares of Common Stock issuable upon exercise of warrants, dated as of November 9, 2009 (the “Warrants”), held by the Selling Stockholders (the “Warrants Shares”), as contemplated by the Company’s registration statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Purchased Shares and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Purchased Shares have been validly issued and are fully paid and nonassessable.

2. The Warrant Shares, when issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Selling Stockholders.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day